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                                 EXHIBIT 23 (C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use in this Registration Statement of Associated Banc-Corp of our report on the consolidated balance sheet of F&M Bankshares of Reedsburg, Inc. as of December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended and to the reference to our firm under the heading "Experts."




                                                    CLIFTON, GUNDERSON & CO.
                                                    Certified Public Accountants

Madison, Wisconsin
May 8, 1996